Exhibit 21.1

Subsidiaries of Omega Financial Corporation

Name of Subsidiary	State or Jurisdiction	Trade Name
of Incorporation	(if any)
Omega Bank	United States	Omega Bank
P.O. Box 298	Hollidaysburg Trust Company
State College, PA	16804	Penn Central National Bank
SunBank
Guaranty Bank

Omega Financial Company, LLC	Delaware

1105 N. Market Street

Wilmington, DE 19899

Central Pennsylvania Investment Company	Delaware

1105 N. Market Street

Wilmington, DE 19899

Omega Insurance Agency, Inc.	Pennsylvania

366 Walker Drive

State College, PA 16801

Central Pennsylvania Life Insurance Company	Arizona

1421 E. Thomas Road

Phoenix, AZ 85014

Central Pennsylvania Leasing, Inc.	Pennsylvania

366 Walker Drive

State College, PA 16801

Central Pennsylvania Real Estate, Inc.	Pennsylvania

366 Walker Drive

State College, PA 16801

Bank Capital Services Corporation	Pennsylvania

34 Route 315

Pittston, PA 18640

Sun Investment Services, Inc.	Pennsylvania

Lewisburg, PA

Mid-Penn Insurance Associates	Pennsylvania

51 South Fourth Street

Sunbury, PA 17801

Sun Bancorp Statutory Trust I	Connecticut

c/o US Bank

One Federal Street, Third Floor

Boston MA 02110

Omega Financial Capital Trust I	Delaware

366 Walker Drive

State College, PA 16801

SUBI Services LLC	Pennsylvania

State College, PA

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